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                                                                                                           Exhibit (e)(11)

                                                                                                              NEW BUSINESS
                                                                                                  SUPPLEMENTAL APPLICATION
[LOGO OF AIG]                                                                                FOR INDIVIDUAL LIFE INSURANCE

[_] AMERICAN GENERAL LIFE INSURANCE COMPANY, 2727-A Allen Parkway, Houston, TX 77019
[_] THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, 175 Water St, New York, NY 10038
A member of American International Group, Inc. (AIG)

In this form, the "Company" refers to the insurance company whose name is checked above. The Company shown above is
SOLELY responsible for the obligation and payment of benefits under any policy that it may issue. No other Company is responsible for such obligations or payments.
__________________________________________________________________________________________________________________________
DIRECTIONS: Use this form to request changes to an application for life insurance.
IMPORTANT: Universal Life and Variable Universal Life products require a newly signed illustration/quotation for any changes to applications for these policies.
Changes in policy effective date, issue age, face/specified amount, Death Benefit Option or other coverage may result in additional underwriting and/or costs.
Upon receipt of a completed New Business Supplemental Application, it will be reviewed for accuracy and completeness.
Certain changes require underwriting approval before the policy may be issued. If this is the case, an underwriter will review the request.
  . If the request is approved, the changes will be applied and a confirmation will be provided.
  . If the request is not approved, the agent will be contacted to determine how to proceed.
FOR CHANGES IN AGENT INFORMATION, PLEASE CONTACT THE HOME OFFICE.

__________________________________________________________________________________________________________________________
SECTION A - INFORMATION (PRIMARY & OTHER INSURED).  COMPLETE THIS SECTION FOR ALL REQUESTS.
Policy # ____________________________________ Date of Application ______________
PRIMARY INSURED:
First Name ________________________________________ MI ________  Last Name _______________________________________________
Social Security # ________________________________________ Date of Birth _________________________________________________
OTHER INSURED, IF APPLICABLE:
First Name ________________________________________ MI ________  Last Name _______________________________________________
Social Security # ________________________________________ Date of Birth _________________________________________________

__________________________________________________________________________________________________________________________
SECTION B - REQUESTED CHANGES TO APPLICATION. CHECK APPROPRIATE BOX(ES) AND COMPLETE THE ADDITIONAL REQUESTED INFORMATION.
[_] Request Policy Date of Issue
      [_] Save Age   [_] Request Policy Date of Issue: ___________________ (date)
[_] Change Term Policy Duration
      [_] Change duration of term policy to: __________________ (years)
[_] Change Face/Specified Amount of Policy
      [_] Increase to:  $________________
      [_] Decrease to:  $________________
[_] Change Death Benefit Option (For UL & VUL only)
      [_] Level   [_] Increasing
[_] Change Death Benefit Compliance Test (For UL & VUL only)
      [_] Guideline Premium    [_] Cash Value Accumulation
[_] Change from Permanent Product to Term Product
      Term Product Name:  ____________ Term Duration: ________
      (Please make note of any rider changes, additions or deletions in Section C.)
[_] Change from Term Product to Permanent Product
      Perm Product Name: ____________
      Note:  Requires a signed illustration or quote.  Additionally, supplemental applications may be required.
      (Please make note of any rider changes, additions or deletions in Section C.)

--------------------------------------------------------------------------------------------------------------------------
SECTION C - ADD, CHANGE OR REMOVE A RIDER OR BENEFIT.  CHECK APPROPRIATE BOX(ES) AND COMPLETE THE ADDITIONAL REQUESTED
INFORMATION.

     ACTION                 RIDER/BENEFIT NAME                    RIDER/BENEFIT OPTIONS (Amount, Units, %, Other)
-----------------  --------------------------------------  ---------------------------------------------------------------
[_] Add
[_] Change
[_] Remove

[_] Add
[_] Change
[_] Remove

ICC17-111268                                             Page 1 of 2                [BAR CODE]
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________________________________________________________________________________________________________________________
SECTION D - PREMIUM OR BILLING CHANGE. CHECK APPROPRIATE BOX(ES) AND COMPLETE THE ADDITIONAL REQUESTED INFORMATION.
[_] Change payment frequency to:
      [_] Annual   [_] Semi-annual   [_] Quarterly   [_] Monthly (Bank Draft Only)
[_] Change payment method to:
      [_] Direct Billing   [_] Bank Draft (Complete Bank Draft Authorization)
      [_] Credit Card - Initial Premium Only (Complete Credit Card Authorization)
      [_] List Bill: Number ___________________    [_] Other (Please explain) __________________________________________
[_] Change modal premium payment to: $__________________ (UL & VUL only) - Requires new Quotation/Illlustration

________________________________________________________________________________________________________________________
SECTION E - CHANGE OWNER (IF NEW OWNER IS A TRUST, A NEW APPLICATION MUST BE SUBMITTED.)
First Name ________________________________________ MI ________  Last Name _____________________________________________
If new owner is NOT the Primary Insured, please complete the following:
SSN/TIN ___________________________ DOB _________________ Relationship to Proposed Insured _____________________________
Driver's License [_] yes [_] no License State ___________ Number ____________________________________ Gender [_] M [_] F
U.S. Citizen [_] yes [_] no If no, Country of Citizenship ________________________ Date of Entry _______________________
Visa Type____________________________________________________________   Exp. Date ______________________________________
Address __________________________________  City __________________________  State __________  Zip _____________________
Primary Phone ____________________________  Email ______________________________________________________________________
Note: Both the original owner and new owner must sign in Section G.
________________________________________________________________________________________________________________________
SECTION F - CORRECTIONS TO NAME, SSN/TIN, DATE OF BIRTH AND GENDER
Person's Name           Relationship to                  Type of Data to         Corrected Information
                        Proposed Insured                 be Corrected
----------------------  -------------------------------  ----------------------  ---------------------------------------

______________________  _______________________________  ______________________  _______________________________________

______________________  _______________________________  ______________________  _______________________________________

______________________  _______________________________  ______________________  _______________________________________

________________________________________________________________________________________________________________________
SECTION G - REQUIRED SIGNATURES.  COMPLETE THIS SECTION FOR ALL REQUESTS.
I represent, on behalf of myself and any person who may have been proposed for insurance, that to the best of my knowledge and belief:
   1. There have been no changes to my occupation nor have I become unemployed since the date of the application; and
   2. Neither I nor any other proposed insured has, since the date of the application:
      a. Consulted a licensed health care provider or received medical or surgical advice or treatment; or
      b. Acquired any knowledge or belief that any representation in the application, including information provided or an answer to a question, is now inaccurate, incomplete, or untrue.
Exceptions:
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________

AGREEMENT: All of the above answers are full, complete and true to the best of my knowledge and belief, and are a continuation of, and form a part of, the application for insurance.
FRAUD: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

OWNER SIGNATURE                                               NEW OWNER SIGNATURE (if Owner designation being changed)
________________________________________________________      ________________________________________________________

X_______________________________________________________      X_______________________________________________________

OWNER TITLE ____________________________________________       (If under age 16 and coverage exceeds $150,000,
                 (If Corporate Officer or Trustee)             signature of both parents required)
OWNER SIGNED ON (date) _________________________________       OTHER PROPOSED INSURED SIGNATURE
PRIMARY PROPOSED INSURED SIGNATURE (if other than Owner)      ________________________________________________________
________________________________________________________
                                                              X_______________________________________________________
X_______________________________________________________       (If under age 16 and coverage exceeds $150,000,
 (If under age 16, signature of parent or guardian.)           signature of both parents required)


ICC17-111268                                           Page 2 of 2              [BAR CODE]
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